Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Globus Medical, Inc.:

We consent to the use of our report dated March 28, 2012, except as to Note 1(w), which is as of July 31, 2012, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 2, 2012